UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2014

NUCOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2014, Nucor Corporation and Nucor Energy Holdings Inc., a subsidiary of Nucor Corporation (collectively, “Nucor”), entered into an amendment (the “Amendment”) to the BJU carry and earning agreement (“BJU Agreement”) with Encana Oil & Gas (USA) Inc. (“Encana”) that was effective November 1, 2012. Under the Amendment, the number of carry wells that were to be drilled under the BJU Agreement during calendar year 2015 will be reduced to a de minimus number of wells that are necessary in order to retain leasehold rights. For the calendar year 2016 and thereafter, Nucor and Encana will spud the originally specified number of wells each calendar year until such time as the Carry Well Threshold is met according to the BJU Agreement. The Amendment also addresses certain administrative documentation matters in order to preserve and maintain Nucor’s rights under the BJU Agreement.

The above summary does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by the contents of the Amendment, a copy of which will be filed as an exhibit to Nucor Corporation’s Annual Report on Form 10-K for the year ending December 31, 2014. Nucor will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Amendment, which will be omitted from the exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: October 27, 2014	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President